Exhibit 10.1

FIFTH AMENDMENT TO

MANAGEMENT AGREEMENT

THIS FIFTH AMENDMENT TO MANAGEMENT AGREEMENT (the “Amendment”), dated as of April 1, 2022, is made pursuant to that certain Management Agreement dated as of June 1, 2015, (as previously amended by the First Amendment to Management Agreement, dated as of January 17, 2018, the Second Amendment to Management Agreement, dated as of June 26, 2019, the Third Amendment to the Management Agreement, dated as of January 3, 2021, and the Fourth Amendment to the Management Agreement, dated as of June 22, 2021, the “Agreement”), among WENDY’S FUNDING, LLC, a Delaware limited liability company (the “Master Issuer”), Wendy’s International, LLC, an Ohio limited liability company (the “Manager”), the Securitization Entities party thereto, and CITIBANK, N.A., not in its individual capacity, but solely as trustee (in such capacity, the “Trustee”).

WITNESSETH:

WHEREAS, the Master Issuer, the Manager, the Securitization Entities and the Trustee have entered into the Agreement;

WHEREAS, Section 8.3 of the Agreement provides, among other things, that the provisions of the Agreement may, from time to time, be amended, in writing, upon the written consent of the Trustee (acting at the direction of the Control Party), the Securitization Entities and the Manager; provided that any amendment that would materially adversely affect the interest of the Noteholders shall require the consent of the Control Party, which consent shall not be unreasonably withheld or delayed;

WHEREAS, the execution and delivery of this Amendment has been duly authorized and all conditions and requirements necessary to make this Amendment a valid and binding agreement have been duly performed and complied with.

WHEREAS, the Master Issuer and the Securitization Entities wish to amend the Agreement as set forth herein;

WHEREAS, the Control Party has directed the Trustee to consent to the amendments set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Section 1.      Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Agreement.

Section 2.      Amendments.1

1      All modifications to existing provisions of the Agreement are indicated herein by adding the inserted text (indicated in the same manner as the following example: inserted text, ~~d~~e~~l~~e~~t~~e~~d t~~e~~xt)~~.

2.1.      The Agreement is hereby amended to amend and restate Section 6.1(a)(ii) thereof as follows:

“(ii) the Interest-Only DSCR as calculated as of any Quarterly Calculation Date is less than 1.20x; provided, that, on and after the 2022 Springing Amendments Implementation Date, such threshold may be increased at the request of the Manager, subject to approval by the Control Party and, to the extent that any Rapid Amortization Event has occurred and is continuing, each Noteholder of each Series of applicable Notes Outstanding.”

2.2.      The Agreement is hereby amended to amend and restate Section 5.5 thereof in its entirety as follows:

“Section 5.5    Specified Non-Securitization Debt Cap. Following the Closing Date, Wendy’s shall not and shall not permit the other Non-Securitization Entities to incur any additional Indebtedness for borrowed money (such additional Indebtedness, “Specified Non- Securitization Debt”) if, after giving effect to such incurrence (and any repayment of Specified Non-Securitization Debt on such date), such incurrence would cause the aggregate outstanding principal amount of the Specified Non-Securitization Debt of the Non-Securitization Entities as of such date to exceed $25,000,000 or, if the Unsecured Debentures have been paid in full, $100,000,000 (the “Specified Non-Securitization Debt Cap”); provided that the Specified Non- Securitization Debt Cap shall not be applicable to Specified Non-Securitization Debt that is (i) issued or incurred to refinance the Notes in whole, (ii) in excess of the Specified Non- Securitization Debt Cap if (a) the creditors (excluding (x) any creditor with respect to an aggregate amount of outstanding Indebtedness less than $100,000 (or, on and after the 2022 Springing Amendments Implementation Date, $500,000) and (y) any Indebtedness incurred by any Person prior to such Person becoming a Non-Securitization Entity) under and with respect to such Indebtedness execute a non-disturbance agreement with the Trustee, as directed by the Manager and in a form reasonably satisfactory to the Servicer and the Trustee, that acknowledges the terms of the Securitization Transaction including the bankruptcy remote status of the Securitization Entities and their assets and (b) after giving pro forma effect to the incurrence of such Indebtedness (and any repayment of existing Indebtedness and any related acquisition or other transaction occurring prior to or substantially concurrently with the incurrence of such Indebtedness), the Holdco Leverage Ratio (as calculated without regard to any Indebtedness that is subject to the Specified Non-Securitization Debt Cap) is less than or equal to 7.00x (or, on and after the 2021 Springing Amendments Implementation Date, 7.50x), (iii) considered Indebtedness due solely to a change in accounting rules that takes effect subsequent to the Closing Date but that was not considered Indebtedness prior to such date, (iv) in respect of any obligation of any Non-Securitization Entity to reimburse the Master Issuer for any draws under any one or more letters of credit or (v) with respect to any Cash Collateralized Letters of Credit. A violation of the foregoing covenant shall result in a Manager Termination Event and therefore a Rapid Amortization Event. Notwithstanding anything herein to the contrary, after the Initial Closing Date, if the principal balance of the Unsecured Debentures is prepaid or repurchased, the Specified Non-Securitization Debt Cap will increase by the product of (x) the ratio of (i) the amount so prepaid or repurchased, as the case may be, to (ii) $100,000,000 (being the principal amount of the Unsecured Debentures that was outstanding as of the Initial Closing Date), multiplied by (y) $75,000,000; provided that, for the avoidance of doubt, the Specified Non-Securitization Debt Cap shall never exceed $100,000,000 (e.g. if $10,000,000 (or 10%) of the Unsecured Debentures is prepaid/repurchased after the Initial Closing Date, the Specified Non-Securitization Debt Cap shall increase from $25,000,000 to $32,500,000 (i.e. 10% of $75,000,000 will be added to $25,000,000)).”

Section 3.     Effectiveness of Amendment. Upon the date hereof (i) the Agreement shall be amended in accordance herewith, (ii) this Amendment shall form part of the Agreement for all purposes and (iii) the parties and each Noteholder shall be bound by the Agreement, as so amended. Except as expressly set forth or contemplated in this Amendment, the terms and conditions of the Agreement shall remain in place and shall not be altered, amended or changed in any manner whatsoever, except by any further amendment to the Agreement made in accordance with the terms of the Agreement, as amended by this Amendment.

Section 4.     Representations and Warranties. Each party hereto represents and warrants to each other party hereto that this Amendment has been duly and validly executed and delivered by such party and constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms.

Section 5.     Binding Effect. This Amendment shall inure to the benefit of and be binding on the respective successors and assigns of the parties hereto, each Noteholder and each other Secured Party.

Section 6.     Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. For purposes of this Amendment, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. The words “executed,” “execution,” “sign,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif”, “tiff”, “jpeg” or “jpg”) and other electronic signatures (including, without limitation, Orbit, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Trustee, including, without limitation, the risk of the Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties (except to the extent such action results from gross negligence, willful misconduct or fraud by the Trustee). Any requirement in this Amendment that is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission. Notwithstanding anything to the contrary in this Amendment, any and all communications (both text and attachments) by or from the Trustee that the Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

Section 7.      Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 8.      Trustee. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Securitization Entities and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this Amendment and makes no representation with respect thereto. In entering into this Amendment, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct of or affecting the liability of or affording protection to the Trustee.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to Management Agreement to be executed and delivered by their duly authorized officers as of the date hereof.

WENDY’S INTERNATIONAL, LLC, as Manager

By:	/s/ Gavin P. Waugh
Name: Gavin P. Waugh
Title: Vice President and Treasurer

WENDY’S SPV GUARANTOR, LLC, as a Securitization Entity

By:	/s/ Gavin P. Waugh
Name: Gavin P. Waugh
Title: Vice President and Treasurer

WENDY’S FUNDING, LLC, as Master Issuer

By:	/s/ Gavin P. Waugh
Name: Gavin P. Waugh
Title: Vice President and Treasurer

QUALITY IS OUR RECIPE, LLC, as a Securitization Entity

By:	/s/ Gavin P. Waugh
Name: Gavin P. Waugh
Title: Vice President and Treasurer

[Signature Page to Fifth Amendment to Management Agreement]

WENDY’S PROPERTIES, LLC, as a Securitization Entity

By:	/s/ Gavin P. Waugh
Name: Gavin P. Waugh
Title: Vice President and Treasurer

[Signature Page to Fifth Amendment to Management Agreement]

CITIBANK, N.A., not in its individual capacity, but solely as Trustee

By:	/s/ Anthony Bausa
Name: Anthony Bausa
Title: Senior Trust Officer

[Signature Page to Fifth Amendment to Management Agreement]

CONSENT OF CONTROL PARTY AND SERVICER:

In accordance with Section 2.4 of the Servicing Agreement, Midland Loan Services, a division of PNC Bank, National Association, as Control Party (in accordance with Section 8.3 of the Management Agreement) and as Servicer hereby consents to the execution and delivery by the Master Issuer, the Securitization Entities and the Trustee of, and as Control Party hereby directs the Trustee to execute and deliver, this Fifth Amendment to Management Agreement.

MIDLAND LOAN SERVICES,

A DIVISION OF PNC BANK, NATIONAL ASSOCIATION

By:	/s/ David A. Eckels
Name: David A. Eckels
Title: Senior Vice President

[Signature Page to Fifth Amendment to Management Agreement]